Exhibit 99.1

Contacts:

Investors:

Emily Faucette

Genomic Health

650-569-2824

investors@genomichealth.com

Media:

Victoria Steiner

Genomic Health

415-370-5804

media@genomichealth.com

Genomic Health Announces Record Revenue and Profit in Third Quarter 2018 Financial Results; Raises Full Year Guidance

Reported $101M in Revenue and Delivered 23 Percent Growth on a Pre-606 Adjusted Revenue Basis

Delivered $12M Profit on a GAAP Basis; $13M Profit on a Non-GAAP Basis

Achieved 13th Consecutive Quarter of Improved Non-GAAP Profitability

Raises Full Year 2018 Revenue and Net Income Guidance

REDWOOD CITY, Calif., November 6, 2018 -- Genomic Health, Inc. (NASDAQ: GHDX) today reported financial results and business progress for the quarter ended September 30, 2018.

“We continue to deliver record results in 2018, including 23 percent revenue growth and $12 million in profit for the third quarter. Our strong performance this year reflects increasing global demand and revenue for the Oncotype DX Breast Recurrence Score test, continued demand and growing reimbursement for the Genomic Prostate Score test and success in driving operational efficiencies across the business,” said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “With three quarters of record performance this year, we are raising our full year 2018 guidance and expect to deliver more than 17 percent revenue growth for the year.”

Third Quarter and Nine Months Ended September 30, 2018, Financial Results

Total revenue was $101.3 million in the third quarter of 2018, compared with pre-606 adjusted revenue* of $82.2 million for the third quarter of 2017, an increase of 23 percent. Reported revenue was $83.8 million in the third quarter of 2017.

U.S. product revenue was $85.8 million in the third quarter of 2018, compared with pre-606 adjusted revenue of $69.5 million for the third quarter of 2017, an increase of 23 percent. U.S. product reported revenue was $70.9 million in the third quarter of 2017. U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score® tests was $76.7 million in the third quarter of 2018, compared with U.S. invasive breast pre-606 adjusted revenue of $61.6 million for the third quarter of 2017, an increase of 24 percent. U.S. invasive breast reported revenue was $63.1 million in the third quarter of 2017. U.S. prostate test revenue from Oncotype DX® Genomic Prostate Score®  (GPS™) tests was $6.9 million in the third quarter of 2018, compared with $5.4 million in the third quarter of 2017, an increase of 28 percent.

International product revenue was $15.5 million in the third quarter of 2018, compared with pre-606 adjusted revenue of $12.7 million for the third quarter of 2017, an increase of 22 percent, and a 20 percent increase on a non-GAAP constant currency basis. International product reported revenue was $12.9 million in the third quarter of 2017.

Net income was $12.2 million, or $0.34 and $0.32 per share on a basic and diluted basis, respectively, in the third quarter of 2018, an improvement of $14.4 million, compared with a net loss of $2.2 million, or $0.06 per share on a basic and diluted basis, in the third quarter of 2017. Operating income was $11.8 million in the third quarter of 2018, an improvement of $14.4 million, compared with an operating loss of $2.6 million in the third quarter of 2017.

On a non-GAAP basis, net income was $13.3 million in the third quarter of 2018, compared with a non-GAAP net income of $1.1 million in the third quarter of 2017. Non-GAAP operating income was $12.9 million in the third quarter of 2018, compared with a non-GAAP operating income of $0.6 million in the third quarter of 2017.

More than 34,810 Oncotype™ test results were delivered in the third quarter of 2018, an increase of 10 percent, compared with more than 31,580 test results delivered in the same period in 2017. Oncotype DX Breast Recurrence Score tests delivered in the U.S. grew 12 percent in the third quarter of 2018, compared with the same period in 2017. Oncotype DX GPS tests delivered in the U.S. grew 15 percent in the third quarter of 2018, compared with the same period in 2017. The number of international tests delivered grew 6 percent in the third quarter of 2018, compared with the same period in 2017 and represented approximately 25 percent of total test volume in the quarter.

Total revenue for the nine months ended September 30, 2018, was $289.5 million, compared with pre-606 adjusted revenue of $248.2 million for the same period in 2017, an increase of 17 percent, and an increase of 16 percent on a non-GAAP constant currency basis. Reported revenue was $253.3 million for the nine months ended September 30, 2017.

International product revenue was $43.4 million for the nine months ended September 30, 2018, compared with pre-606 adjusted revenue of $38.6 million for the nine months ended September 30, 2017, an increase of 12 percent, and a 9 percent increase on a non-GAAP constant currency basis. International product reported revenue was $39.4 million for the nine months ended September 30, 2017.

GAAP net income was $16.8 million for the nine months ended September 30, 2018, an improvement of $22.5 million, compared with a net loss of $5.7 million for the nine months ended September 30, 2017. Operating income increased to $14.5 million for the nine months ended September 30, 2018, an improvement of $23.1 million, compared with an operating loss of $8.6 million for the nine months ended September 30, 2017.

Non-GAAP net income was $27.3 million for the nine months ended September 30, 2018, compared with a $4.5 million non-GAAP net loss for the nine months ended September 30, 2017. Non-GAAP operating income was $26.5 million for the nine months ended September 30, 2018, compared with a non-GAAP operating loss of $5.4 million for the same period in 2017.

Cash and cash equivalents and short-term marketable securities at September 30, 2018 were $183.3 million, which included the fair value of the company’s investment in marketable securities of $3.8 million, compared with $129.6 million at December 31, 2017, which included the fair value of the company’s investment in marketable securities of $3.5 million.

2018 Financial Outlook

“We are on track to deliver revenue growth of 17 percent in 2018, surpassing both the top-end of our original revenue guidance for the full year and our annual revenue growth goal of 15 percent,” said Brad Cole, chief financial officer of Genomic Health. “We are raising our revenue and net income guidance for the full year ending December 31, 2018, which assumes 17 to 19 percent year-over-year revenue growth in the fourth quarter and our 14th consecutive quarter of improved non-GAAP profitability.”

Below is a table summarizing the 2018 full-year guidance revisions:

	Updated Guidance		Former Guidance
	Low	High	Low	High
Revenue(1)	$ 389	$ 391	$ 366	$ 382
Revenue Growth(2)	17%	17%	10%	15%

Net Income (GAAP) (1)	$ 26	$ 28	$ 0	$ 5
GAAP Basic EPS (3)	$ 0.72	$ 0.78	$ 0.00	$ 0.14

Net Income (Non-GAAP) (1) (4)	$ 37	$ 39	$ 14	$ 20
Non-GAAP Basic EPS (3)	$ 1.03	$ 1.08	$ 0.39	$ 0.56

(1)

In millions.

(2)

The outlook for revenue growth in 2018 represents management's estimates for 2018 versus 2017 reported revenues adjusted to reflect the impact of ASC 606 revenue recognition rules, which were effective January 1, 2018. Under the new rules, the company will report most uncollectible balances as a reduction in net revenues; historically, certain uncollectible amounts were classified as bad debt expense and were approximately 2.5% of revenue and classified within selling, general and administrative expenses. The company does not expect ASC 606 to impact net income or EPS.

(3)

Based on 36 million estimated shares outstanding.

(4)

Non-GAAP net income exclusions, see “Non-GAAP Disclosure” paragraph in press release below.

Recent Business Highlights

•

The National Comprehensive Cancer Network (NCCN) elevated the Oncotype DX Breast Recurrence Score to its “preferred” category as the only multi-gene test to predict chemotherapy treatment benefit for patients with node-negative early-stage breast cancer in its 2018 breast cancer guidelines.

•

The German Institute for Quality and Efficiency in Health Care (IQWiG) concluded that “only the Oncotype DX Breast Recurrence Score test has sufficient evidence to guide breast cancer adjuvant chemotherapy decisions based on TAILORx study results” in its updated assessment of breast cancer gene expression profiling tests.

•

Nature Partner Journals Breast Cancer published a systematic review of seven studies including more than 8,000 patients with node-positive breast cancer, confirming that the Oncotype DX test accurately predicts clinical outcomes in node-positive breast cancer.

•

Palmetto GBA, a Medicare Administrative Contractor that assesses molecular diagnostic technologies, issued a positive final local coverage determination (LCD) for the Oncotype DX® AR-V7 Nucleus Detect™ test for qualified Medicare patients throughout the U.S., effective in December 2018.

•	Established new reimbursement for the Oncotype DX Genomic Prostate Score test with Blue Shield California, bringing the total number of U.S. covered lives to more than 100 million, including Medicare.
•

Reviews in Urology published real-world clinical evidence demonstrating that Oncotype DX Genomic Prostate Score testing resulted in significantly higher use of active surveillance compared to no testing.

•

An independent study published by University of California, San Francisco (UCSF) researchers in the Journal of Urology demonstrated that the Oncotype DX GPS test was predictive of an increased risk of biopsy upgrade in men with clinically low-risk prostate cancer managed by active surveillance.

•	Presented results from five studies at the ESMO 2018 Congress reinforcing the utility of Oncotype DX tests in optimizing treatment for patients with various stages of breast and prostate cancer.
•	Received acceptance to present two studies at the 2018 San Antonio Breast Cancer Symposium (SABCS) in December.

*Pre-606 Adjusted Product Revenue

Effective January 1, 2018, the company adopted the new ASC 606 accounting standard for revenue, using the modified retrospective method, which applies the new standard prospectively and does not impact prior years’ financial statements. Since the as-reported 2017 quarterly and annual financial statements will not be restated to reflect the new accounting standard, the company has provided a supplemental financial schedule in the non-GAAP tables at the end of this press release, reflecting an estimate of revenue as if the new standard had been applied to the historical 2017 product revenue portion of revenue as of January 1, 2017, referred to herein as “pre-606 adjusted revenue.”

Non-GAAP Disclosure

The company makes reference in this press release to "non-GAAP operating income (loss)," which excludes 2018 expenses resulting from the restructuring charges for the cessation of the Oncotype SEQ® Liquid Select™ test product development and commercialization activities in the first quarter of 2018, the cessation of its collaboration with Cleveland Diagnostics in the second quarter of 2018, and the expenses for milestone payments to Biocartis N.V., in the second and third quarters of 2018. Additionally, the company references “non-GAAP net income (loss),” which also excludes fair value adjustments related to its collaborations with Biocartis and Epic Sciences, and the gain on sale of marketable securities in the first quarter of 2017. The company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the company's ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the company's past financial performance and prospects for the future. The company also considers the impact of foreign currency exchange rates on its global business as described in the constant currency table accompanying this press release. The company's management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income (loss) from operations or net income (loss) information prepared in accordance with GAAP. An explanation and reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this press release.

Conference Call Details
To access the live conference call today, November 6, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada, or +1 (224) 357-2389 internationally. The conference call ID is 9448559. Please dial in approximately ten minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any software download that may be necessary.

About Genomic Health
Genomic Health, Inc. (NASDAQ: GHDX) is the world's leading provider of genomic-based diagnostic tests that help optimize cancer care, including addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic big data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company's flagship line of Oncotype DX® gene expression tests that have been used to guide treatment decisions for more than 950,000 cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the recently launched Oncotype DX® AR-V7 Nucleus Detect™ test. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's beliefs regarding its future performance, including updated 2018 guidance, the company’s beliefs regarding its revenue growth for the remainder of 2018 and the drivers of growth; the commercial performance of its tests; the favorable impact of TAILORx results on revenue in 2018; the attributes and focus of the company's product pipeline; the ability of any potential tests the company may develop to optimize cancer treatment; the ability of the company to develop and commercialize and collaborate with third parties to commercialize additional tests in the future; expectations regarding additional public and private reimbursement coverage for our tests worldwide and the ability of additional coverage to result in additional revenue; and the company’s methodology for calculating financial performance under the new ASC 606 accounting standard as compared against prior periods under the previously applicable ASC 605 accounting standard. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that the company may not achieve expected revenue growth for the remainder of 2018; the risks and uncertainties associated with the regulation of the company's tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company's ability to develop and commercialize new tests and expand into new markets domestically and internationally; the commercial success of any collaborations entered into by the company; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company's ability to obtain capital when needed and the other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Oncotype SEQ, Liquid Select, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect, and Oncotype IQ are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUES:
Product revenues - United States	$85,747	$70,881	246,054	$213,878
Product revenues - Outside of the United States	15,511	12,940	43,448	39,409
Total revenues	101,258	83,821	289,502	253,287

OPERATING EXPENSES (1)(2):
Cost of product revenues	15,518	13,433	48,635	40,904
Research and development	15,433	17,212	47,552	47,868
Selling and marketing	40,051	38,303	122,143	120,464
General and administrative	18,498	17,505	56,702	52,651
Total operating expenses	89,500	86,453	275,032	261,887

Income (loss) from operations	11,758	(2,632)	14,470	(8,600)

Interest income	676	263	1,492	627
Unrealized gain on investments, net	127	—	1,538	—
Gain on sales of marketable securities	—	—	—	2,807
Other income (expense), net	39	340	101	792
Income (loss) before income taxes	12,600	(2,029)	17,601	(4,374)
Income tax expense	375	162	834	1,362
Net income (loss)	$12,225	$(2,191)	$16,767	$(5,736)
Basic net income (loss) per share	$0.34	$(0.06)	$0.47	$(0.17)
Diluted net income (loss) per share	$0.32	$(0.06)	$0.45	$(0.17)
Shares used in computing basic net income (loss) per share	35,925	34,675	35,558	34,373
Shares used in computing diluted net income (loss) per share.	38,026	34,675	37,044	34,373

(1)

Included in operating expenses for the three months ended September 30,  2018 were non-cash charges of $8.5 million, including $5.4 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $8.1 million, including $5.0 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses.

(2)

Included in operating expenses for the nine months ended September 30, 2018 were non-cash charges of $25.1 million, including $15.7 million of stock-based compensation expense and $9.4 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $23.8 million, including $15.2 million of stock-based compensation expense and $8.6 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of	As of
	September 30,	December 31,
	2018	2017
	(Unaudited)	(1)

Cash and cash equivalents	$69,242	$45,518
Short-term marketable securities (2)	114,021	84,057
Accounts receivable, net	51,553	31,161
Prepaid expenses and other current assets	11,886	13,524
Total current assets	246,702	174,260

Property and equipment, net	39,804	46,440
Other assets	13,860	10,917
Total assets	$300,366	$231,617

Accounts payable	$6,545	$156
Accrued expenses and other current liabilities	43,860	39,360
Other liabilities	3,944	3,810
Stockholders’ equity	246,017	188,291
Total liabilities and stockholders’ equity	$300,366	$231,617

(1)

The condensed consolidated balance sheet at December 31, 2017, has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

Included in short-term marketable securities as of September 30, 2018 and December 31, 2017 is $3.8 million and $3.5 million, respectively, of corporate equity securities, representing the company’s investment in Biocartis N.V.

GENOMIC HEALTH, INC.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$11,758	$(2,632)	$14,470	$(8,600)
Cost of product revenues – cessation of Oncotype SEQ	—	—	3,519	—
Research and development – cessation of Oncotype SEQ	—	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	—	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – Biocartis license and option fee	1,169	3,249	1,169	3,249
Research and development – milestone payment Biocartis	—	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	—	—	1,329	—
Non-GAAP income (loss) from operations	$12,927	$617	$26,489	$(5,351)

Net income (loss) reconciliation:
GAAP net income (loss)	$12,225	$(2,191)	$16,767	$(5,736)
Cost of product revenues – cessation of Oncotype SEQ	—	—	3,519	—
Research and development – cessation of Oncotype SEQ	—	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	—	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – Biocartis license and option fee	1,169	3,249	1,169	3,249
Research and development – milestone payment Biocartis	—	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	—	—	1,329	—
Other income – Biocartis - change in fair value	(56)	—	(295)	—
Other income – Epic Sciences - revaluation of investment	—	—	(1,171)
Non-recurring gain on sale of marketable securities	—	—	—	(2,807)
Reduced income tax expense from the sale of marketable securities	—	—	—	821
Non-GAAP net income (loss)	$13,338	$1,058	$27,320	$(4,473)

GENOMIC HEALTH, INC.

Non-GAAP Constant Currency Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Constant currency reconciliations:
International Revenue:
International revenue (1)	$15,511	$12,682	$43,448	$38,621
Currency exchange adjustments (2)	(305)	—	(1,393)	—
Non-GAAP International revenue	$15,206	$12,682	$42,055	$38,621
Period over period constant currency increase	2,524		3,434
Period over period constant currency increase percentage	20%		9%

Total Revenue:
Total revenue (1)	$101,258	$82,150	$289,502	$248,237
Currency exchange adjustments (2)	(305)	—	(1,393)	—
Non-GAAP total revenue	$100,953	$82,150	$288,109	$248,237
Period over period constant currency increase	18,803		39,872
Period over period constant currency increase percentage	23%		16%

_________________

(1)

For the three and nine months ended September 30, 2018, International revenue and total revenue is based on GAAP under ASC 606 and for the three and nine months ended September 30, 2017, International revenue and total revenue is based on the Pre-606 Adjusted revenue on the following table.

(2)

Constant currency is a non-GAAP measure that is calculated by comparing the company’s quarterly average foreign exchange rates for the three and nine months ended September 30, 2018 and 2017. The constant currency disclosures take current local currency revenue and translate it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the company’s results or business.

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2017	2017
U.S. Product revenue, under ASC 605:
Invasive breast test revenue	$63,050	$193,516
Prostate test revenue	5,501	12,940
All other test revenue	2,330	7,422
Total U.S. product revenue	70,881	213,878
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,413	4,251
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to U.S. product revenue	1,413	4,251
Pre-606 Adjusted U.S. Product revenue, net of adjustments:
Invasive breast test revenue	61,637	189,266
Prostate test revenue	5,501	12,940
All other test revenue	2,330	7,421
Total Pre-606 Adjusted U.S. product revenue	$69,468	$209,627

International product revenue, under ASC 605:
Invasive breast test revenue	$12,811	$38,919
Prostate test revenue	41	106
All other test revenue	88	384
Total International product revenue	12,940	39,409
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	258	799
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to International product revenue	258	799
Pre-606 Adjusted International product revenue, net of adjustments:
Invasive breast test revenue	12,553	38,120
Prostate test revenue	41	106
All other test revenue	88	384
Total Pre-606 Adjusted International product revenue	$12,682	$38,610

Total Product Revenue, under ASC 605:
Invasive breast test revenue	$75,861	$232,435
Prostate test revenue	5,542	13,046
All other test revenue	2,418	7,806
Total product revenue	83,821	253,287
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,671	5,050
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to total product revenue	1,671	5,050
Pre-606 Adjusted Total product revenue, net of adjustments:
Invasive breast test revenue	74,190	227,386
Prostate test revenue	5,542	13,046
All other test revenue	2,418	7,806
Total Pre-606 Adjusted total product revenue	$82,150	$248,237

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

(1)

Effective January 1, 2018, the company adopted new accounting guidance ASC Topic 606 (“ASC 606”), related to revenue from contracts with customers, using a modified retrospective method. Since the 2017 annual and quarterly financial statements will not be restated to reflect ASC 606, the company is providing this supplemental schedule to present 2017 revenue reflecting an estimate as if ASC 606 had been applied effective January 1, 2017. This Pre-606 adjusted revenue information is intended to provide investors with a basis for considering the potential directional impact the adoption of ASC 606 might have on the company’s financial information that will be reported in 2018. The Pre-606 adjusted revenue information is provided only for illustrative purposes and does not constitute a restatement of the company’s historical financial statements previously filed with the SEC, which should be considered by investors in their entirety as filed.

GHDX-F

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